                                                                 Exhibit (h)(61)

         LETTER AGREEMENT TO THE SHAREHOLDER SERVICING AGENT AGREEMENT

   (Addition of the Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government
Securities Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund,
 Large Cap Growth Fund, Science & Technology Fund, REIT Fund, Small Cap Index
                         Fund and Global Equity Fund)

Firstar Mutual Fund Services, LLC
615 E. Michigan Street
Milwaukee, WI 53202

Gentlemen:

          Pursuant to Paragraph 7 of the Shareholder Servicing Agent Agreement dated as of March 23, 1988 and amended as of May 1, 1990, between Firstar Funds, Inc. (formerly, Portico Funds, Inc. and formerly Elan Funds) (the "Company"), and you (by assignment from Firstar Trust Company dated October 1, 1998)the Company requests that you render services as Shareholder Servicing Agent under the terms of said agreement with respect to the Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund, REIT Fund, Small Cap Index Fund and Global Equity Fund (the "New Funds"), additional portfolios the Company is establishing. Your compensation for the services provided under said agreement for said additional portfolios shall be determined in accordance with the fee schedule attached hereto.

          Please sign two copies of this letter where indicated to signify your agreement to so serve as Shareholder Servicing Agent for the New Funds and to the compensation terms set forth on the attached fee schedule for the New Funds, which terms are to become effective as of the date set forth below.

                                                  Sincerely,


Dated: November 27, 2000                          FIRSTAR FUNDS, INC.



                                                  By: /s/ Laura Rauman
                                                      --------------------------
                                                      (Authorized Officer)

ACKNOWLEDGED AND AGREED:

FIRSTAR MUTUAL FUND SERVICES, LLC.


By: /s/ Joseph Neuberger                     Dated: November 27, 2000
    --------------------------
    (Authorized Officer)

                       FIRSTAR MUTUAL FUND SERVICES, LLC
                       MUTUAL FUND SHAREHOLDER SERVICES
                                      FOR
                              FIRSTAR FUNDS, INC.

  Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond
  ---------------------------------------------------------------------------
  Fund, U.S. Government Securities Fund, Strategic Income Fund, Equity Income
  ---------------------------------------------------------------------------
 Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund,
 ----------------------------------------------------------------------------
            REIT Fund, Small Cap Index Fund and Global Equity Fund
            ------------------------------------------------------

Annual Fee Schedule
-------------------

          $ 15 per Shareholder account

          $  5 per telephone exchange

          $ 12 per wire transfer

          $ 10 per NFS/NSCC networked account (Retail Class only)

Minimum annual fee of $24,000 per Fund.

Asset based fee of 0.01% of average net assets.

Fees billed monthly.

Plus out-of-pocket expenses including, but not limited to:

          -    Telephone--Toll-free lines
          -    Postage
          -    Programming
          -    Stationery/Envelopes
          -    Mailing
          -    Proxies
          -    Insurance
          -    Retention of Records
          -    Microfilm/Microfiche of Records
          -    Special Reports
          -    All other out-of pocket expenses

                     AUTOMATIC INVESTMENT PLAN PROCESSING
                     ------------------------------------

          $  .50 per cycle
          $  .50 per account set-up and/or change
          $  .50 per item for AIP purchases
          $ 5.00 per correction, reversal or return item

                       FIRSTAR MUTUAL FUND SERVICES, LLC
                       MUTUAL FUND SHAREHOLDER SERVICES
                                      FOR
                              FIRSTAR FUNDS, INC.

                       Ohio Tax-Exempt Money Market Fund
                      ----------------------------------

Annual Fee Schedule
-------------------

          $ 20 per Shareholder account

          $  5 per telephone exchange

          $ 12 per wire transfer

          $ 10 per NFS/NSCC networked account (Retail Class only)

Minimum annual fee of $12,000 per Fund.

Asset based fee of 0.01% of average net assets.

Fees billed monthly.

Plus out-of-pocket expenses including, but not limited to:

          -    Telephone--Toll-free lines
          -    Postage
          -    Programming
          -    Stationery/Envelopes
          -    Mailing
          -    Proxies
          -    Insurance
          -    Retention of Records
          -    Microfilm/Microfiche of Records
          -    Special Reports
          -    All other out-of pocket expenses

                     AUTOMATIC INVESTMENT PLAN PROCESSING
                     ------------------------------------

          $  .50 per cycle
          $  .50 per account set-up and/or change
          $  .50 per item for AIP purchases
          $ 5.00 per correction, reversal or return item